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                                  EXHIBIT 10.33

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITY UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS NOTE REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

                       FORM OF AMENDED AND RESTATED SENIOR
            SECURED PROMISSORY NOTE DUE JANUARY 2, 2004 (THE "NOTE")

[$5,700,000]                                                   SOUTH NORWALK, CT
                                                                  March 21, 2002

This Note, which amends and restates that certain 7.5% Senior Subordinated Secured Promissory Note Due October 27, 2002, dated as of October 27, 2000, from EDGAR Online, Inc. and Financial Insight Systems, Inc. in favor of the [NAME OF HOLDER], in the original principal amount of [$5,700,000] is given in substitution for, but not payment of, such 7.5% Senior Note.

                  FOR VALUE RECEIVED, EDGAR Online, Inc. ("EOL") and Financial Insight Systems, Inc. ("FIS"), both Delaware corporations (collectively, "MAKER") jointly and severally promise to pay, in accordance with the terms, conditions, covenants and agreements provided herein, to [NAME OF HOLDER] (the "PAYEE" or the "HOLDER OF THIS NOTE") the principal amount of FIVE MILLION SEVEN HUNDRED THOUSAND ($5,700,000) DOLLARS at a rate per annum of seven and one-half percent (7.5%) (computed on the basis of actual calendar days outstanding using a 360-day year basis).

                  Principal and interest hereunder shall be payable as follows:
Interest only on the then unpaid portion of the principal amount will be payable quarterly in arrears on each January 27, April 27, July 27 and October 27. Payment of principal shall be due as follows on the dates indicated below (such date, as same may be accelerated in accordance with the terms hereof, is referred to herein as the "MATURITY DATE"):

                          Date                          Principal Payment
                          ----                          -----------------
                          April 1, 2002                 $1,900,000
                          April 1, 2003                 $1,900,000
                          January 2, 2004               $1,900,000



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                  Notwithstanding anything herein to the contrary, upon the
occurrence of a Change of Control Transaction (as defined below), all remaining unpaid principal and interest shall be due in full with ten (10) business days of the consummation of such Change of Control Transaction.

                  For purposes hereof, a "Change of Control Transaction" shall mean (i) a sale of all or substantially all of the Company's assets or (ii) a transaction (or series of transactions, including a merger, consolidation or other reorganization of the Company, or issuance of additional shares of capital stock of the Company) which results in the holders of the Company's capital stock prior to the transaction owning less than 50% of the voting power, on a combined, fully diluted, as-converted basis for all outstanding classes thereof, of the Company's capital stock after the transaction.

                  Payments of principal and interest shall be made to the Payee at _______________, in immediately available lawful money of the United States of America. This Note may be prepaid, at the option of the Company upon ten (10) day prior notice to Payee, in whole or in part, in increments of no less than $100,000, at any time or from time to time, in each case on any date on or after the date of issuance and prior to maturity, at a price of 100% of the principal amount of this Note, together with accrued interest through the date of prepayment, without penalty or premium.

                  This Note is one of a series of Notes in the aggregate amount of $6,000,000 being issued pursuant to that certain Agreement and Plan of Merger, dated October 18, 2000 by and among EOL, FIS, Financial Insight Systems, Inc. ("OLD FIS") and certain Principal Stockholders ("PRINCIPAL STOCKHOLDERS"), including the Payee (the "MERGER AGREEMENT"). All capitalized terms not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

                  This Note is also referred to in, and entitled to the benefits of, and payment of this Note is secured by, certain collateral set forth in a Security Agreement by and among EDGAR Online, Inc., Financial Insight Systems, Inc. and Albert E. Girod, Jr. as Agent for the Principal Stockholders of even date herewith (the "SECURITY AGREEMENT").

                  1. Subordination.

                           (a) The indebtedness evidenced by this Note is
subordinated and junior in right of payment to all Senior Indebtedness (as defined below) to the extent and in the manner set forth in Sections 1(b) (d) hereof.

                           (b) In the event of (i) any insolvency, bankruptcy,
receivership, liquidation, reorganization, debt readjustment or composition or other similar proceeding relative to Maker, (ii) any proceeding for voluntary liquidation, dissolution or other winding up of Maker or (iii) any assignment for the benefit of creditors or any other marshaling of the assets of Maker, then and in any such event the holders of all Senior Indebtedness shall first be paid in full the principal thereof and prepayment charges, if any, and interest at the time due thereon before any


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payment or distribution of any character, whether in cash, securities or other property, shall be made on account of this Note.

                           (c) Unless and until all Senior Indebtedness has been
fully paid and satisfied in cash, the Holder of this Note shall not accept or receive, by setoff or in any other manner, from Maker the whole or any part of any sums which may now or hereafter be owing to Holder by Maker.

                           (d) For purposes hereof, the term "Senior
Indebtedness" shall mean the principal, premium (if any), unpaid interest and other obligations arising out of institutional, bank, lending or commercial financing institutions (including, without limitation, equipment financings) of Maker that occurs after the date of this Note, but only to the extent that the principal amount of such debt financing does not exceed an amount equal to 50% of the Company's accounts receivable balance calculated at the time of such debt financing. Such Senior Indebtedness shall only be secured by such 50% of the Company's accounts receivable. Notwithstanding the foregoing, equipment lease financing may be secured by the equipment being so financed.

                  2. Seniority. The indebtedness evidenced by this Note and the payment of the principal thereof shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of Maker, now outstanding or hereinafter incurred, except for the Senior Indebtedness. "Senior" as used herein shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Note (after giving effect to "cure" provisions, if any) or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to Maker, all sums payable on this Note shall first be paid in full, with interest, if any, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred, except for the Senior Indebtedness, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of Maker, other than the Senior Indebtedness, shall be paid over to the Holder of this Note for application to the payment hereof, unless and until the obligations under this Note (which shall mean the principal and other obligations arising out of, premium, if any, interest on, and any costs and expenses payable under, this Note) shall have been paid and satisfied in full.

                  3. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                           (a) Maker shall fail to make a timely interest
payment or principal repayment. "Timely" shall mean within fifteen (15) calendar days of when it was due;

                           (b) Application for, or consent to, the appointment
of a receiver, trustee or liquidator of Maker or of its property;

                           (c) Admission in writing of Maker's inability to pay
its debts as they mature;



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                           (d) General assignment by the Maker for the benefit
of creditors;

                           (e) Filing by the Maker of a voluntary petition in
bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors;

                           (f) Entering against the Maker of a court order
approving a petition filed against it under the Federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within ninety (90) days;

                           (g) the declaration of default, giving effect to all
applicable notice and cure periods, of that certain $300,000 promissory note of Maker dated October 27, 2000 in favor of Kristine N. Delta.

                  4. Remedies.

                           (a) Should any Event of Default occur hereunder, then
Holder, with notice to Maker, may declare immediately due and payable the entire unpaid balance of principal, interest and all other sums due by Maker hereunder; and, payment thereof may be enforced by liquidating the Collateral in accordance with the terms and conditions of the Security Agreement.

                           (b) No course of dealing or delay on the part of the
Holder of this Note in exercising any right hereunder shall operate as a waiver thereof or otherwise prejudice the right of the Holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                  5. Principal Obligation. No provision of this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rates, and in the currency herein prescribed.

                  6. Required Consent; Non-Negotiable Instrument. The Maker may not modify any of the terms of this Note without the prior written consent of the Holder of this Note. This Note is a non-negotiable instrument and may not be assigned by the Holder of this Note without the prior written consent of the Maker.

                  7. Lost Documents. Upon receipt by the Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Maker will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

                  8. Miscellaneous.

                  (a) Parties in Interest. All covenants, agreements and undertakings in this Note by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not.

                  (b) Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the addresses stated in the Merger Agreement, or such other address as any party hereto designates by written notice to the Maker, and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

                  (c) Construction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware. The parties hereby: (i) in any legal proceeding brought in connection with this Agreement or the transactions contemplated hereby, irrevocably submit to the exclusive in personam jurisdiction of (A) any state or Federal court of competent jurisdiction sitting in the State of Delaware, County of Kent or (B) in the event that any party is a defendant in any legal proceeding in which it seeks to join the other as a third party defendant, then, any state or Federal court in which such proceeding has properly been brought, and consents to suit therein; and (ii) waive any objection they it may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court.

                  (d) Attorney's Fees. Except as set forth herein, presentment, demand, protest, and notices of dishonor, are hereby waived by the Maker, it being further agreed by the Maker that the Maker will pay all collection, court costs, and reasonable attorney's fees in the event that this Note is not paid when due and the Payee is obliged to retain the services of an attorney to collect any amount due hereunder.





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IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representatives of the Maker.

                                         EDGAR Online, Inc.


                                         By:

                                                  Name: Tom Vos
                                                  Title: President

                                         Financial Insight Systems, Inc.


                                         By:
                                                  Name: Tom Vos
                                                  Title: Vice President